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                                                                    EXHIBIT 10.2


              FIRST AMENDMENT TO THE NEXTLINK COMMUNICATIONS, INC.
                                STOCK OPTION PLAN


         The NEXTLINK COMMUNICATIONS, INC. Stock Option Plan is hereby amended, effective September 1, 1997, to revise the last sentence of Subsection 5.2.1. to read in its entirety as follows:

                  "With respect to nonqualified stock options, the exercise price shall be the amount set by the Plan Administrator."

         In all other respects, the NEXTLINK COMMUNICATIONS, INC. Stock Option Plan shall remain the same.

                                       NEXTLINK COMMUNICATIONS, INC.


                                       By: /s/ R. BRUCE EASTER, JR.
                                          --------------------------------------
                                       Name:   R. Bruce Easter, Jr.
                                       Title:  Vice President and Secretary